                                                                    Exhibit 99.3

                    INTERNATIONAL DATA RESPONSE CORPORATION
                            6041 La Flecha, Suite B
                                 P.O. Box 7130
                         Rancho Santa Fe, CA 92067-7130



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS, JUNE 30, 1999.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of International Data Response Corporation, (hereinafter the "Company") do hereby nominate, constitute, and appoint Robert B. Hellman, Jr., and Jeffrey E. Stiefler, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock and Preferred Stock of the Company, standing in my name on its books on June 4, 1999, at the Special Meeting of its Stockholders to be held on June 30, 1999 at the offices of Cooley Godward LLP, counsel to IDRC, located at 4365 Executive Drive, Suite 1100, San Diego, California, at 7:00 a.m., local time, and at any and all postponements or adjournments thereof.

--------------------------------------------------------------------------------
(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 14, 1999, as amended on February 26, 1999 and May 13, 1999, (the "Merger Agreement"), among TeleSpectrum Worldwide Inc., IDRC and certain stockholders of IDRC. This merger agreement provides for the merger of IDRC with TeleSpectrum. Holders of IDRC common stock will be entitled to receive shares of TeleSpectrum common stock and warrants exercisable for TeleSpectrum common stock in exchange for all of their outstanding IDRC securities. Holders of IDRC preferred stock will receive cash in redemption of their preferred stock.

             FOR [_]           AGAINST [_]            ABSTAIN [_]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(2) In their discretion, to transact any other business that may properly come before the Special Meeting.
--------------------------------------------------------------------------------

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1, AND IN THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY POWER TO THE ATTORNEYS-IN-FACT AND WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

REVERSE SIDE

         The undersigned acknowledges receipt of the Notice of Special Meeting and a joint proxy statement/prospectus, and revokes all prior Proxies for said meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.


                 -----------------------------------------------
                         Signature



                 -----------------------------------------------
                         Signature if jointly held


                 DATED:__________________, 1999



PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. MAKE SURE THAT THE NAME ON YOUR STOCK CERTIFICATE(S) IS EXACTLY AS YOU INDICATE ABOVE. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE.